OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
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                            New York, New York 10022
                                 (212) 753-7200








                                                     November 23, 1998






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Hospitality Worldwide Services, Inc.
                           Registration Statement On Form S-3
                           -------------------------------------

Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Hospitality Worldwide Services, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 2,984,796 shares of Common Stock, $.01 par value, of the Company (the "Shares"). Of the Shares, (i) 584,796 were issued by the Company in connection with the conversion of outstanding shares of Redeemable Convertible Preferred Stock, and (ii) 2,400,000 are reserved for issuance by the Company and are issuable upon conversion of outstanding shares of Redeemable Convertible Preferred Stock.

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

Securities and Exchange Commission
November 23, 1998
Page -2-


                  Based upon the foregoing, we are of the opinion that the Shares have been, or when issued will be, duly and validly issued, and are, or will be, fully paid and non-assessable.

                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

                  We consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.



                                    Very truly yours,

                                    /s/ Olshan Grundman Frome & Rosenzweig LLP

                                    OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP